     As filed with the Securities and Exchange Commission on July 22, 1999

                                                     Registration No. 333-38213
_______________________________________________________________________________
_______________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                                 ------------

                            MELLON BANK CORPORATION
            (Exact name of registrant as specified in its charter)

     Pennsylvania                                   25-1233834
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                            One Mellon Bank Center
                               500 Grant Street
                        Pittsburgh, Pennsylvania 15258
                                 412-234-5000
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                               Carl Krasik, Esq.
                    Associate General Counsel and Secretary
                            Mellon Bank Corporation
                            One Mellon Bank Center
                               500 Grant Street
                     Pittsburgh, Pennsylvania 15258 - 0001
                                 412-234-5222
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

       Approximate date of commencement of proposed sale to the public:
         As soon as practicable after the Amendment becomes effective.

                                 ------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     This Post-Effective Amendment No. 1 is filed pursuant to paragraph (b) of Rule 416 under the Securities Act of 1933 to reflect a change in the amount of securities registered hereunder. On April 20, 1999, Mellon Bank Corporation announced a two-for-one split with respect to its Common Stock, par value $.50 per share (the "Common Stock"), such split to be effected in the form of a stock dividend of one additional share of Common Stock on each share of Common Stock, payable on May 17, 1999, to holders of record of Common Stock at the close of business on May 3, 1999. As a result of the split, an additional 3,834,744 shares of Common Stock are registered hereunder, bringing the total number of shares registered hereunder to 7,834,744.



                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.     Exhibits.

             Exhibit 24.1      Power of Attorney       Filed herewith as
                                                       part of this Post-
                                                       Effective Amendment
                                                       No. 1

                                  SIGNATURES
                            MELLON BANK CORPORATION


     Pursuant to the requirements of the Securities Act of 1933, Mellon Bank Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 22nd day of July, 1999.


                                    MELLON BANK CORPORATION

                                    By: /s/ Steven G. Elliott
                                        -----------------------------
                                        Steven G. Elliott
                                        Senior Vice Chairman and
                                        Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on the 22nd day of July, 1999.


                                    By: /s/ Steven G. Elliott
                                        -----------------------------
                                        Steven G. Elliott
                                        Principal Financial Officer

                                    By: /s/ Michael K. Hughey
                                        -----------------------------
                                        Michael K. Hughey
                                        Chief Accounting Officer



     MARTIN G. McGUINN, Director and Principal Executive Officer; DWIGHT L. ALLISON, JR., Director; BURTON C. BORGELT, Director; CAROL R. BROWN, Director; FRANK V. CAHOUET, Director; JARED L. COHON, Director; CHRISTOPHER M. CONDRON, Director; J. W. CONNOLLY, Director; CHARLES A. CORRY, Director; IRA J. GUMBERG, Director; PEMBERTON HUTCHINSON, Director; GEORGE W. JOHNSTONE, Director; ROTAN
E. LEE, Director; EDWARD J. McANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; MARK A. NORDENBERG, Director; DAVID S. SHAPIRA, Director; WESLEY W. von SCHACK, Director; JOAB L. THOMAS, Director.


                                    By: /s/ Ann M. Sawchuck
                                        -----------------------------
                                        Ann M. Sawchuck
                                        Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit 24.1        Powers of Attorney for Directors           Filed herewith

                                      -4-